UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2013

FORUM ENERGY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35504	61-1488595
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 Memorial City Way, Suite 1000

Houston, Texas 77024

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 949-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Entry into Second Amended and Restated Credit Facility

On November 26, 2013, Forum Energy Technologies, Inc. (“Company”) entered into a Second Amended and Restated Credit Agreement with Wells Fargo Bank, National Association, as administrative agent, and several financial institutions as lenders (the “Credit Agreement”), which amends and restates in its entirety the Company’s Amended and Restated Credit Agreement dated as of October 4, 2011, as amended. The Credit Agreement as amended and restated extends the maturity date to November 2018 and increases the size of the uncommitted accordion feature from $100 million to $300 million. Additionally, the Credit Agreement increases certain limits on the Company’s and its restricted subsidiaries’ ability to incur additional indebtedness, including the ability to incur up to an additional $150.0 million in aggregate principal amount of unsecured debt, provided that such debt, among other things, does not mature before the date that is one year after the maturity date of the Credit Facility.

In addition, as amended and restated, the Credit Agreement amends certain of the ratios under financial covenants previously required to be maintained by the Company on a consolidated basis, including:

•	Total funded debt to EBITDA (defined as the “Leverage Ratio” in the Credit Agreement) of not more than 4.50 to 1.00 (previously 3.50 to 1.00); and

•	Total secured funded debt to EBITDA (defined as the “Senior Secured Leverage Ratio” in the Credit Agreement) of not more than 3.50 to 1.00 (previously 3.00 to 1.00).

For a description of the other terms of the Credit Facility, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Credit Facility” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, which descriptions are incorporated herein by reference.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1*	Second Amended and Restated Credit Agreement, dated as of November 26, 2013, among Forum Energy Technologies, Inc., Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.

*	The Second Amended and Restated Credit Agreement filed as Exhibit 10.1 omits certain of the schedules thereto. Forum Energy Technologies, Inc. agrees to furnish supplementally a copy of the omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Forum Energy Technologies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORUM ENERGY TECHNOLOGIES, INC.

Date: November 27, 2013

	By:	/s/ James L. McCulloch
James L. McCulloch
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1*	Second Amended and Restated Credit Agreement, dated as of November 26, 2013, among Forum Energy Technologies, Inc., Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.

*	The Second Amended and Restated Credit Agreement filed as Exhibit 10.1 omits certain of the schedules thereto. Forum Energy Technologies, Inc. agrees to furnish supplementally a copy of the omitted schedules to the Securities and Exchange Commission upon request.